Exhibit 22.2
JPMorgan Chase & Co.

JPMorgan Chase & Co. guarantee of subsidiary issuances

Securities	Guarantor
JPMorgan Chase Financial Company LLC issues, from time to time, its Global Medium-Term Notes, Series A, under the Indenture dated February 19, 2016 that are each fully and unconditionally guaranteed by JPMorgan Chase & Co. and are currently offered and sold pursuant to a Registration Statement on Form S-3 (Registration Statement Nos. 333-236659 and 333-236659-01), which was declared effective on April 8, 2020.	JPMorgan Chase & Co.